UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 4, 2008

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement;

On September 4, 2008, Comstock Homes of Atlanta (“CHOA”), Comstock James Road, LLC (“James Rd”), Highland Station Partners, LLC (“Highland” and collectively with CHOA and James Rd the “Borrowers”) and Comstock Homebuilding Companies, Inc. (the “Company”, the “Guarantor” and together with the Borrowers, the “Obligors”), entered into a Forbearance and Conditional Release Agreement (“Agreement”) with Regions Bank (“Regions”) relating to approximately $5,300,000.00 of outstanding debts (the “Debts”) owed by the Borrowers to Regions. Under the terms of the Agreement, Regions agreed to release the Obligors from their obligations and guarantees relating to the Debts (the “Release”) upon the earlier of successful foreclosure by Regions on all collateral pledged to secure the Debts or December 15, 2008.

The assets pledged include developed building lots, developed land and/or speculative single family homes at: James Road, a single family home project in Atlanta, Georgia; Post Road, a townhome development in Atlanta, Georgia; and Highland Station, a single family home development in Atlanta, Georgia (individually and collectively, the “Collateral”). Regions is expected to complete foreclosure proceedings on the Collateral on or before December 15, 2008. Upon completion of the foreclosures, conditioned on the Company being cooperative, Regions will issue the Company the unconditional Release within ten (10) days and the Debts will be considered paid in full with no deficiency liability post foreclosure.

The Agreement covers four loans from Regions to the Borrowers for which the Company is Guarantor. The loans include: an acquisition loan to CHOA relating to the Post Road Collateral with $699,775.00 outstanding; an acquisition, development and construction loan to James Rd relating to the James Rd project with $1,650,000.00 outstanding; and an acquisition loan and a construction loan to Highland relating to the Highland Station project with a combined total of $2,955,830.00 outstanding (collectively the “Notes”).

On September 4, 2008 the Company issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 8, 2008, Comstock Homebuilding Companies, Inc. (“Comstock” or “Company”) and Highland Avenue Properties, LLC (“Highland Subsidiary”), a wholly-owned subsidiary of the Company, received a notice of default and demand from Bank of America, N.A. (“BofA”) under a Loan Agreement in the original principal amount of $4,851,235.00 (the “Highland Ave Note”). The Highland Ave Note is secured by land at the Company’s Highland Avenue project in Atlanta, Georgia. According to the notice of default, the outstanding balance under the Highland Note at the time of the notice was $4,341,004.35.

On September 8, 2008, the Company and Comstock Homes of Atlanta, LLC (“CHOA”), a wholly-owned subsidiary of the Company, received a notice of default and demand from BofA under a Loan Agreement in the original principal amount of $10,000,000.00 (the “CHOA Note”). The CHOA Note is secured by land at the Company’s Brentwood Estates and Senator’s Ridge projects in Atlanta, Georgia. According to the notice of default, the outstanding balance under the CHOA Note at the time of the notice was $1,522,345.81.

On September 8, 2008, the Company received a notice of default and demand from BofA under a Loan Agreement in the original principal amount of $15,000,000.00 (the “CHCI Note”). The CHCI Note is unsecured. According to the notice of default, the outstanding balance under the CHCI Note at the time of the notice was $3,270,254.85.

In the event the Company and its subsidiaries are deemed to be in default under the any of the notes listed herein or any future notices, each of the lenders may be entitled to exercise a variety of rights, including (i) accelerating the loans, (ii) terminating the loans, (iii) reducing its claims to judgments and (iv) exercising all other legal and equitable remedies it may have. In addition, in the event the Company and its subsidiaries are deemed to be in default under the notes, the Company, directly or indirectly through additional subsidiaries could be deemed to be in default under other credit facilities, which would potentially give the Company’s other lenders the right to exercise their rights with respect to the remainder of the Company’s outstanding indebtedness.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release by Comstock Homebuilding Companies, Inc., dated September 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary